Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated January 16, 2004, except for Note 15, as to which the date is February 12, 2004 relating to the financial statements and financial statement schedule, which appear in CDW Corporation’s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/    PRICEWATERHOUSECOOPERS LLP

Chicago, Illinois

March 18, 2004